UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

ESSA Bancorp, Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 421-0531

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01   Other Events

On December 22, 2017, the President signed into law the "Tax Cuts and Jobs Act" (the "Tax Act"), which, among other things, reduced the federal corporate tax rate to 21% effective January 1, 2018.  As a result, the Company has concluded that its net deferred tax assets must be revalued. The Company's net deferred tax assets represent expected corporate tax benefits anticipated to be realized in the future.  The reduction in the federal corporate tax rate reduces these benefits.  Based on a preliminary analysis, the Company has concluded that the value of the net deferred tax assets will be reduced by approximately $3.8 million.  Consequently, the Company estimates that there will be a noncash charge to income tax expense in the first quarter of its fiscal year ended September 30, 2018 of approximately $0.35 per share.

The Company's revaluation of its net deferred tax assets is subject to further review and analysis as well as clarifications of the new law and therefore the actual reduction in the net deferred tax assets and the related charge to earnings may vary from our current estimate.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as to the impact of the Tax Act on the Company's financial condition and results of operations for the quarter ended December 31, 2017. There are several factors that could cause actual results to differ significantly from the estimates described in our forward-looking statements.  Such factors include the fact that our preliminary analysis of the impact of the Tax Act is subject to further review and analysis and the actual impact could vary from our current estimate.  For further risk factors, please see the Company's most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements.

Item 9.01   Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company Transactions. Not applicable.
(d)    Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: January 17, 2018	ESSA Bancorp, Inc. By: /s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer